Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294852

The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 10, 2026)

$[●]

Common Stock

We are offering $                        of shares of our common stock, par value $0.001 per share.

Our common stock is listed on the Nasdaq Global Market under the symbol “ORKA.” On April 24, 2026, the last reported sale price of our common stock was $69.03 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” beginning on page S-12 of this prospectus supplement for a description of the compensation payable to the underwriters.

We intend to grant the underwriters an option for a period of 30 days to purchase up to an additional $[●] of shares of our common stock, at the public offering price, less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are expected to be delivered to purchasers on or about                 , 2026.

Leerink Partners	Goldman Sachs & Co. LLC

Prospectus Supplement dated              , 2026

table of contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

About This Prospectus SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, dated April 10, 2026, and included as part of our registration statement on Form S-3 (File No. 333-294852) which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement . We and the underwriters take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus supplement or the accompanying prospectus as well as the information incorporated by reference herein or therein is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus supplement and the documents incorporated by reference herein, the terms “Oruka,” “ARCA biopharma, Inc.,” “the Company,” “we,” “us,” and “our” refer to Oruka Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiary taken as a whole.

This prospectus supplement and the documents incorporated by reference herein contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-ii

Special Note REGARDING Forward-Looking Statements

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in the context of these risks and uncertainties. We caution you that the risks, uncertainties and other factors referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may not contain all of the risks, uncertainties and other factors that may affect our future results and operations. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties emerge from time to time.

All statements, other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including, without limitation, statements regarding: our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our competition, our potential growth opportunities, our clinical development activities and timeline, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates and our anticipated use of the net proceeds from this offering, the timing and results of preclinical studies and clinical trials, the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures, as well as global events, including military conflicts and geopolitical tensions on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on information available to us as of only the date of the document containing the applicable statement and are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement herein or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iii

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks related to this offering discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement, along with the other risk factors, our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Acquisition of Pre-Merger Oruka

On August 29, 2024 (the “Merger Closing”), we completed our acquisition (the “Merger”) of Oruka Therapeutics, Inc. (“Pre-Merger Oruka”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 3, 2024 (the “Merger Agreement”). Following the transactions contemplated by the Merger Agreement, Pre-Merger Oruka merged with and into Atlas Merger Sub Corp., a wholly owned subsidiary of ARCA biopharma, Inc. (“ARCA”) and following that, Pre-Merger Oruka then merged with and into Atlas Merger Sub II, LLC (“Second Merger Sub”), with Second Merger Sub being the surviving entity. Second Merger Sub changed its corporate name to “Oruka Therapeutics Operating Company, LLC.” Pre-Merger Oruka was a pre-clinical stage biotechnology company that was incorporated on February 6, 2024 under the direction of Peter Harwin, a Managing Member of Fairmount Funds Management LLC, for the purposes of holding rights to certain intellectual property being developed by Paragon Therapeutics, Inc. On August 29, 2024, we changed our name from “ARCA biopharma, Inc.” to “Oruka Therapeutics, Inc.” and our Nasdaq ticker symbol from “ABIO” to “ORKA”.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing novel monoclonal antibody therapeutics for psoriasis (“PsO”) and other inflammatory and immunology (“I&I”) indications. Our name is derived from or, for “skin,” and arukah, for “restoration,” and reflects our mission to deliver therapies for chronic skin diseases that provide patients the most possible freedom from their condition. Our strategy is to apply antibody engineering and format innovations to validated modes of action, which we believe will enable us to improve meaningfully upon the efficacy and dosing regimens of standard-of-care medicines while significantly reducing technical and biological risk. Our programs aim to treat and potentially modify disease by targeting mechanisms with proven efficacy and safety involved in disease pathology and the activity of pathogenic tissue-resident memory T cells.

Our lead program, ORKA-001, is designed to target the p19 subunit of interleukin-23 for the treatment of PsO. Our co-lead program, ORKA-002, is designed to target interleukin-17A and interleukin-17F for the treatment of PsO, hidradenitis suppurativa, psoriatic arthritis, and other conditions. The product candidates in these programs each bind their respective targets at high affinity and incorporate half-life extension technology with the aim to increase exposure and decrease dosing frequency. We believe that our focused strategy, differentiated portfolio, and deep expertise position us to set a new treatment standard in large I&I markets with continued unmet need.

Recent Developments

Certain Financial and Operating Data for First Quarter 2026

While we have not finalized our full financial results for the quarter ended March 31, 2026, we estimate that our cash, cash equivalents, and investments were approximately $496 million as of March 31, 2026.

This preliminary estimate is based on currently available information and is subject to revision based upon, among other things, the finalization and closing of our accounting books and records. Our financial results for the three months ended March 31, 2026 are not yet finalized.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimate and should not place undue reliance on this preliminary estimate.

Corporate Information

Our principal executive offices are located at 855 Oak Grove Avenue, Suite 100, Menlo Park, California 94025. The telephone number of our principal executive offices is (650) 606-7910. Our website address is www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement. We file our annual, quarterly and current reports, proxy statements and other information with the SEC. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our filings with the SEC are also available to the public on the SEC’s website at www.sec.gov. Our common stock is traded on The Nasdaq Global Market under the symbol “ORKA.”

This prospectus supplement and accompanying prospectus contain trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common Stock Offered by Us	shares.

Common Stock to be Outstanding After this Offering	shares (or shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including research and development and working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “ORKA.”

Risk Factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 10-K, for a discussion of factors to consider carefully before deciding to purchase our common stock.

The number of issued and outstanding shares of common stock to be outstanding after this offering is based on 48,722,309 shares of our common stock outstanding as of December 31, 2025, and excludes:

●	11,428,149 shares of common stock issuable upon the conversion of 137,138 shares of Series B Preferred Stock outstanding as of December 31, 2025;

●	6,943,849 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2025;

●	3,950,958 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2025 under the 2024 Equity Incentive Plan and the 2024 Stock Incentive Plan with a weighted-average exercise price of $12.61 per share;

●	1,482,951 shares of common stock issuable upon the exercise of stock options granted subsequent to December 31, 2025 under the 2024 Stock Incentive Plan with a weighted-average price of $34.31 per share;

●	971,930 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2025 with a weighted-average exercise price of $23.55 per share issued in connection with the Paruka Warrant Obligation (as defined in our most recent Annual Report on Form 10-K);

●	421,019 shares of common stock issuable upon the vesting of restricted stock units granted subsequent to December 31, 2025;

●	3,029,510 shares of common stock issuable upon the exercise of employee warrants outstanding as of December 31, 2025 with a weighted-average exercise price of $7.80 per share;

●	4,600,217 shares of common stock reserved for issuance under our 2024 Stock Incentive Plan as of December 31, 2025;

●	975,922 shares of common stock reserved for issuance under the Employee Stock Purchase Plan as of December 31, 2025; and

●	1,167,895 shares of common stock sold under our at-the-market equity offering program with TD Securities (USA) LLC subsequent to December 31, 2025.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise by the underwriters of their option to purchase up to additional shares of common stock in this offering; and

●	no exercise or settlement of outstanding stock options, existing warrants, or other equity awards described above, no grant of additional awards under the 2024 Equity Incentive Plan and the 2024 Stock Incentive Plan, in each case, after December 31, 2025.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Current Reports on Form 8-K filed with the SEC, which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We currently intend to use the net proceeds from this offering for general corporate purposes, including research and development and working capital.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution of your investment.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of our common stock because the price that you pay for our shares of common stock in this offering will be substantially greater than the net tangible book value per share of the shares you acquire. As a result, investors in this offering will incur immediate dilution of $ per share, representing the difference between the offering price of $ per share and our as adjusted net tangible book value as of December 31, 2025. To the extent that shares of Series B Preferred Stock are converted into shares of common stock, warrants are exercised, options are exercised, restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not anticipate that we will pay any cash dividends in the foreseeable future.

We do not anticipate that we will pay any cash dividends in the foreseeable future. The current expectation is that we will retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain, if any, for the foreseeable future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In addition, certain entities beneficially own a significant percentage of our Company. As of December 31, 2025, entities affiliated with Fairmount Funds Management LLC beneficially own 20,431,075 shares of our common stock, or approximately 35.2% of our common stock, assuming the exercise of all pre-funded warrants held by such entities, and the conversion of all outstanding shares of Series B Preferred Stock held by such entities into shares of common stock, without giving effect to contractual limitations contained in such securities that restrict such holder (together with its affiliates) from beneficially owning in excess of a specified percentage of our common stock, and without giving effect to the exercise or conversion of any securities exercisable or convertible into common stock owned by other stockholders. It is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock, or the perception that such sales might occur, would have on the market price of our common stock.

Shares of our common stock that are subject to our outstanding options, restricted stock units, or warrants will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rule 144 under the Securities Act.

Moreover, certain holders of our common stock have rights, subject to conditions, to require us to file registration statements covering their shares. Registration of these shares under the Securities Act would result in the shares becoming freely tradeable in the public market, subject to the restriction of Rule 144 in the case of our affiliates. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline.

Use Of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $                  million (or approximately $                      million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including research and development and working capital. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, investment grade interest-bearing securities.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our management retains broad discretion in the application of the net proceeds from this offering.

DILUTION

Dilution is the amount by which the price paid by the purchasers of the shares of common stock sold in this offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of December 31, 2025 was $471.9 million, or $9.69 per share.

After giving effect to the issuance and sale of                shares of common stock in this offering at the public offering price of $             per share, after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $              million, or $              per share. This represents an immediate increase in as adjusted net tangible book value of $              per share to our existing stockholders and immediate dilution of $               per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Historical net tangible book value per share as of December 31, 2025	$9.69
Increase per share attributable to new investors
As adjusted net tangible book value per share after giving effect to this offering
Dilution in adjusted net tangible book value per share to new investors		$

To the extent that shares of Series B Preferred Stock are converted into shares of common stock, warrants are exercised, options are exercised, restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

The above discussion and table are based on 48,722,309 shares of our common stock outstanding as of December 31, 2025 and excludes:

●	11,428,149 shares of common stock issuable upon the conversion of 137,138 shares of Series B Preferred Stock outstanding as of December 31, 2025;

●	6,943,849 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2025;

●	3,950,958 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2025 under the 2024 Equity Incentive Plan and the 2024 Stock Incentive Plan with a weighted-average exercise price of $12.61 per share;

●	1,482,951 shares of common stock issuable upon the exercise of stock options granted subsequent to December 31, 2025 under the 2024 Stock Incentive Plan with a weighted-average price of $34.31 per share;

●	971,930 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2025 with a weighted-average exercise price of $23.55 per share issued in connection with the Paruka Warrant Obligation (as defined in our Annual Report on Form 10-K);

●	421,019 shares of common stock issuable upon the vesting of restricted stock units granted subsequent to December 31, 2025;

●	3,029,510 shares of common stock issuable upon the exercise of employee warrants outstanding as of December 31, 2025 with a weighted-average exercise price of $7.80 per share;

●	4,600,217 shares of common stock reserved for issuance under our 2024 Stock Incentive Plan as of December 31, 2025;

●	975,922 shares of common stock reserved for issuance under the Employee Stock Purchase Plan as of December 31, 2025; and

●	1,167,895 of shares of common stock sold under our at-the-market equity offering program with TD Securities (USA) LLC subsequent to December 31, 2025.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Material U.S. Federal Income Tax Considerations TO NON-U.S. Holders

The following is a discussion of the material U.S. federal tax considerations to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock issued pursuant to this offering, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire our common stock. This discussion applies only to Non-U.S. Holders who hold our common stock as capital assets for tax purposes. This discussion does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws, state, local and non-U.S. tax consequences, nor does it discuss any minimum tax consequences or any consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, it does not describe all of the tax consequences that may be relevant to investors subject to special rules, such as:

●	U.S. expatriates and certain former citizens or long-term residents of the U.S.;

●	certain banks or financial institutions;

●	insurance companies;

●	certain dealers and traders in securities or commodities that use a mark-to-market method of tax accounting;

●	investors holding our common stock as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●	persons whose functional currency is not the U.S. dollar;

●	persons that own our common stock in connection with a trade or business conducted outside of the U.S.;

●	entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;

●	tax-exempt entities or government organizations; or

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If an investor is a partnership holding our common stock or a partner in such a partnership, such investor should consult its tax adviser as to the particular U.S. federal tax consequences of holding and disposing of our common stock.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences herein, possibly on a retroactive basis. Persons considering the purchase of our common stock should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our common stock in their particular circumstances.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

●	a foreign corporation; or

●	a foreign estate or trust.

A “Non-U.S. Holder” does not include a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual should consult their own tax adviser regarding the U.S. federal income tax consequences of the sale or other disposition of our common stock.

Dividends

As discussed under “Dividend Policy” above, we do not intend to pay cash dividends on our common stock for the foreseeable future. In the event that we do make distributions of cash or other property (other than certain pro rata distributions of our common stock), those distributions will be treated as dividends to Non-U.S. Holders of our common stock to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, which will first reduce a Non-U.S. Holder’s basis in our common stock, but not below zero, and then will be treated as gain as described below under “—Sale or Other Disposition of Common Stock.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below, we or the applicable withholding agent may treat the entire distribution as a dividend.

Dividends paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will be required to provide an Internal Revenue Service (“IRS”) Form W-8BEN (or other appropriate form) certifying its entitlement to benefits under a treaty. If a Non-U.S. Holder does not timely furnish the required documentation but qualifies for a lower treaty rate, the Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisers regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In that case, the withholding tax does not apply to dividends paid to a Non-U.S. Holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. A Non-U.S. Holder who is engaged in a trade or business in the United States should consult its tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock and, if the Non-U.S. Holder is a corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Sale or Other Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on gain realized on a sale or other disposition of our common stock unless:

●	the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, as described below; or

●	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter.

We believe that we are not, nor do we anticipate becoming, a U.S. real property holding corporation.

If gain on a sale or other disposition of our common stock is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder generally will be taxed on such gain in the same manner as a U.S. person. A Non-U.S. Holder who is engaged in a trade or business in the United States should consult its tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock and, if the Non-U.S. Holder is a corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends our common stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting in respect of the payment of proceeds from a sale or other disposition of our common stock and backup withholding on dividends or on the payment of proceeds from a sale or other disposition of our common stock. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any payments of U.S.-source dividends and the gross proceeds from the sale or other disposition of securities that can generate U.S.-source dividends or other U.S.-source “fixed or determinable annual or periodical” income to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may rely on the proposed regulations until final regulations are issued. You should consult your own tax adviser regarding the effects of FATCA on your investments in our common stock, and the possible impact of these rules on the entities through which you hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the FATCA withholding tax.

Underwriting

Leerink Partners LLC and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Leerink Partners LLC
Goldman Sachs & Co. LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the securities sold under the underwriting agreement if any of the securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $               per share. After the initial offering of the common stock, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price per share of common stock, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

Total
	Per Share	Without Option	With Option
Initial public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $              . We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to                         additional shares of common stock at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed that, during the period commencing on and including the date of this prospectus supplement and continuing through and including the 45th day following the date of this prospectus supplement (the “Lock-Up Period”), we will not, without the prior written consent of Leerink Partners LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the securities to be sold under this prospectus supplement; (B) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date of this prospectus supplement and referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein; (C) any shares of common stock issued or options to purchase shares of common stock or other awards granted pursuant to existing employee benefit plans, or pursuant to any employee stock purchase plan, of our Company referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein; (D) any shares of common stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein; (E) the filing by us of any registration statement on Form S-8 or a successor form thereto; or (F) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following this offering, in connection with mergers, acquisitions, joint ventures or commercial or other strategic transactions (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that such recipients shall execute or otherwise be subject to a lock-up agreement for the remainder of the Lock-Up Period.

Our executive officers and directors (the “lock-up signatories”) have agreed, subject to certain exceptions, not to sell or transfer any shares of common stock or securities convertible into or exchangeable into or exercisable for shares of common stock, during the Lock-Up Period without first obtaining the written consent of Leerink Partners LLC, on behalf of the underwriters. Specifically, the lock-up signatories have agreed, with certain limited exceptions, not to directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock, whether now owned or hereafter acquired by the lock-up signatory or with respect to which the lock-up signatory has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or make any demand for or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the lock-up signatories may transfer Lock-Up Securities without the prior written consent of Leerink Partners LLC, provided, in each case, that (1) in the cases of clauses (i)-(v) below, Leerink Partners LLC and Goldman Sachs & Co. LLC receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the cases of clauses (i)-(iv), (vi) and (ix) below, any such transfer shall not involve a disposition for value, (3) in the case of clauses (i)-(ix) below, if any filing under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate by footnote disclosure or otherwise the nature of the transfer or disposition, and (4) the lock-up signatory does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period): (i) as a bona fide gift or gifts or charitable contribution(s) (including to one or more charitable trusts); (ii) for estate planning purposes or to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory, or if the lockup-signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (iii) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation; (iv) to the lock-up signatory’s affiliates, the immediate family of the lock-up signatory or to any corporation, limited liability company, partnership, investment fund or other entity controlled or managed by the lock-up signatory and/or an immediate family member of the lock-up signatory; (v) pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency; (vi) by will, other testamentary document or intestate succession upon the death of the lock-up signatory; (vii) to us in satisfaction of any tax withholding obligation; (viii) as part of a sale of shares of common stock underlying restricted stock units to cover the payment of tax withholding obligations upon the vesting of such awards, which have been issued pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan, in each case, such plan as described in or incorporated by reference in this prospectus supplement; or (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above.

Provided further, that, subject to certain limitations, the restrictions shall not apply to (1) the transfer of the lock-up signatory’s Lock-Up Securities to us in connection with the termination of the lock-up signatory’s services to the us; (2) the exercise, settlement or exchange by the lock-up signatory of any option or warrant to acquire any shares of common stock or options or other rights to purchase shares of common stock, any restricted stock unit or other equity awards, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement; (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of our Company; and (4) the conversion of our outstanding preferred stock into shares of common stock or the exercise of outstanding warrants for shares of common stock, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in the lockup agreement.

Additionally, the lock-up signatories may, subject to certain limitations, (i) establish or amend a 10b5-1 trading plan and (ii) transfer Lock-Up Securities under existing 10b5-1 Trading Plans.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “ORKA.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

A.	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the securities may be offered to the public in the United Kingdom at any time:

A.	where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

B.	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

C.	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or

D.	in any other circumstances falling within Part 1 of Schedule 1 of the POATR to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong)(the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission, or Comissão de Valores Mobiliários, or CVM, and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or CVM Resolution 160, or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Legal Matters

The validity of the issuance of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, Redwood City, California. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and do not contain all of the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is deemed to be part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2026;

●	our Current Report on Form 8-K, filed with the SEC on April 27, 2026; and

●	the description of our capital stock, which is contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, including any amendments or reports filed for the purposes of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Oruka Therapeutics, Inc.,

Attention: Corporate Secretary

855 Oak Grove Avenue, Suite 100

Menlo Park, CA 94025

(650) 606-7910.

The documents outlined above are also available on our website at www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement.

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

From time to time, Oruka Therapeutics, Inc. may offer and sell up to an aggregate amount of $1,000,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants.

Our common stock is listed on the Nasdaq Global Market under the symbol “ORKA.” On April 1, 2026, the last reported sale price of our common stock was $50.43 per share. If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers or through a combination of methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make an investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2026.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information and “Incorporation of Certain Information by Reference.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus and the documents incorporated by reference herein, the terms “Oruka,” “ARCA biopharma, Inc.,” “the Company,” “we,” “us,” and “our” refer to Oruka Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

All references to “our product candidates,” “our programs” and “our pipeline” in this prospectus refer to the research programs with respect to which we have exercised the option to acquire intellectual property license rights to pursuant to those certain antibody discovery and option agreements by and among the Company, Paragon Therapeutics, Inc. and Paruka Holding LLC.

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Oruka Therapeutics, Inc.

We are a clinical-stage biopharmaceutical company focused on developing novel monoclonal antibody therapeutics for psoriasis (“PsO”) and other inflammatory and immunology (“I&I”) indications. Our name is derived from or, for “skin,” and arukah, for “restoration,” and reflects our mission to deliver therapies for chronic skin diseases that provide patients the most possible freedom from their condition. Our strategy is to apply antibody engineering and format innovations to validated modes of action, which we believe will enable us to improve meaningfully upon the efficacy and dosing regimens of standard-of-care medicines while significantly reducing technical and biological risk. Our programs aim to treat and potentially modify disease by targeting mechanisms with proven efficacy and safety involved in disease pathology and the activity of pathogenic tissue-resident memory T cells.

Our lead program, ORKA-001, is designed to target the p19 subunit of interleukin-23 for the treatment of PsO. Our co-lead program, ORKA-002, is designed to target interleukin-17A and interleukin-17F for the treatment of PsO, hidradenitis suppurativa, psoriatic arthritis, and other conditions. The product candidates in these programs each bind their respective targets at high affinity and incorporate half-life extension technology with the aim to increase exposure and decrease dosing frequency. We believe that our focused strategy, differentiated portfolio, and deep expertise position us to set a new treatment standard in large I&I markets with continued unmet need.

Our principal executive offices are located at 855 Oak Grove Avenue, Suite 100, Menlo Park, California 94025. The telephone number of our principal executive offices is (650) 606-7910. Our website address is www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus. We file our annual, quarterly and current reports, proxy statements and other information with the SEC. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our filings with the SEC are also available to the public on the SEC’s website at www.sec.gov. Our common stock is traded on The Nasdaq Global Market under the symbol “ORKA.”

Risk Factors

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), and the risk factors described in any applicable prospectus supplement before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” and “Special Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

Use of Proceeds

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus.

Description of Capital Stock

General

The following description summarizes the material terms of our capital stock, as well as other material terms of certain provisions of the Delaware General Corporation Law (the “DGCL”), our second amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), both of which have been filed with the SEC, and are incorporated by reference herein. See “Where You Can Find More Information” for information on how to obtain copies. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws. We encourage you to read our Certificate of Incorporation, our Bylaws, and the applicable provisions of the DGCL for more information.

Our authorized capital stock consists of 545,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 251,504 shares have been designated as Series B Preferred Stock, $0.001 par value per share.

As of December 31, 2025, there were 48,722,309 shares of our common stock and 137,138 shares of Series B Preferred Stock outstanding, and no shares of Series A preferred stock outstanding.

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 545,000,000 shares of common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Dividend rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors (“Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights

Pursuant to our Bylaws, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. Accordingly, pursuant to our Certificate of Incorporation, holders of a majority of the shares of our common stock are able to elect all of our directors. Our Certificate of Incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Preferred Stock

Under the terms of our Certificate of Incorporation, our Board is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Subject to any certificates of designation, the Board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We issued shares of our Series A Preferred Stock and shares of our Series B Preferred Stock in connection with the Pre-Closing Financing and the Merger, respectively, and have no current plan to issue any additional shares of Preferred Stock. The terms “Pre-Closing Financing” and “Merger,” as used in this section, have the meanings ascribed to them in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. In November 2024, all outstanding shares of Series A Preferred Stock automatically converted into shares of common stock, at which point there were no shares of Series A Preferred Stock left outstanding.

Series B Preferred Stock

Holders of our Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock. Except as provided in the Series B Certificate of Designation or as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (a) (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (ii) alter or amend the Series B Certificate of Designation, or (iii) amend or repeal any provision of, or add any provision to, our Certificate of Incorporation or Bylaws in a manner that adversely affects any rights of the holders of the Series B Preferred Stock, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series B Preferred Stock beyond those issued pursuant to the Merger Agreement or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock, (c) at any time while at least 30% of the originally issued Series B Preferred Stock remains issued and outstanding, consummate either: (x) any Fundamental Transaction (as defined in the Series B Certificate of Designation) or (y) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of our capital stock immediately after such transaction, or (d) enter into any agreement with respect to any of the foregoing. The Series B Preferred Stock ranks on parity with the common stock as to the distribution of assets upon any liquidation, dissolution, or winding-up of the Company. Each share of Series B Preferred Stock is convertible at the option of the holder, at any time, and without the payment of additional consideration by the holder. As of December 31, 2025, each outstanding share of Series B Preferred Stock was convertible into common stock at a ratio of approximately 83.3332:1.

Anti-Takeover Provisions

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

●	Board of Directors vacancies. Our Certificate of Incorporation and Bylaws require that the Board, and not stockholders, fill any directorships that become vacant or are created by an increase in the authorized number of directors by the affirmative vote of a majority of the remaining directors or by the sole remaining director. In addition, pursuant to our Bylaws, the number of directors constituting our Board is permitted to be set only by a resolution adopted by a majority vote of the entire Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.

●	Classified board. Our Certificate of Incorporation provides that our Board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation and Bylaws provide that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Further, our Bylaws provide that special meetings of stockholders may be called only by the Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting.

●	Directors removed only for cause. Our Bylaws provide that stockholders may remove directors only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote generally in the election of directors.

●	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

●	Issuance of Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of Preferred Stock enables our Board to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

●	Choice of forum. Our Certificate of Incorporation and Bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any complaint asserting any internal corporate claims. In addition, our Bylaws also provide that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These choice of forum provisions would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our Certificate of Incorporation and Bylaws contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series B Preferred Stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Suite 101, Canton, MA 02021, and its telephone number is (800) 344-5128.

Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ORKA.”

Description of Depositary Shares

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

Description of Warrants

We may issue warrants to purchase preferred stock or common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors(s) or a warrant agent.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following, and such terms may differ from those described herein:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

●	whether such warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

Plan of Distribution

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters or dealers for resale to the public or to institutional investors;

●	directly to institutional investors;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents to the public or to institutional investors; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the net proceeds to be received by us from the sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	privately negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Market. Any common stock sold will be listed on the Nasdaq Global Market, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Legal Matters

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Davis Polk & Wardwell LLP, Redwood City, California. Any underwriters, agents, or dealers will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus and any prospectus supplement is part of the registration statement that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. These reports, proxy statements and other information can also be read on our website at www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus.

incorporation of certain information by reference

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026; and

●	the description of our capital stock which is contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, including any amendments or reports filed for the purposes of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and before the termination of the offering of all securities under this prospectus and any prospectus supplement shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Oruka Therapeutics, Inc.,

Attention: Corporate Secretary

855 Oak Grove Avenue, Suite 100

Menlo Park, CA 94025

(650) 606-7910.

The documents outlined above are also available on our website at www.orukatx.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

Special Note regarding Forward-Looking sTatements

This prospectus and any accompanying prospectus supplement, as well as the documents we have filed with the SEC incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. You should evaluate all forward-looking statements made in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein in the context of these risks and uncertainties. We caution you that the risks, uncertainties and other factors referred to in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein may not contain all of the risks, uncertainties and other factors that may affect our future results and operations. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties emerge from time to time.

All statements, other than statements of historical facts contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein, including, without limitation, statements regarding: our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our competition, our potential growth opportunities, our clinical development activities and timeline, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates, the timing and results of preclinical studies and clinical trials, the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures, as well as global events, including military conflicts and geopolitical tensions on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on information available to us as of only the date of the document containing the applicable statement and are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus herein or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. You should read this prospectus, and the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

$[●]

Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners	Goldman Sachs & Co. LLC

               , 2026